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                                                                       EXHIBIT 5


April 2, 2001

The Board of Directors
Superior TeleCom Inc.
1790 Broadway
New York, New York 10019

Dear Sirs:

         We are acting as counsel to Superior TeleCom Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8, with exhibits thereto (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of (i) 3,688,281 shares (the "Incentive Plan Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), issuable by the Company pursuant to the Superior TeleCom Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan") and (ii) 597,656 shares (the "Purchase Plan Shares" and, together with the Incentive Plan Shares, the "Shares") of Common Stock issuable by the Company pursuant to the Superior TeleCom Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan" and, together with the Stock Incentive Plan, the "Plans").

         As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Shares pursuant to the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company and certificates of public officials and of representatives of the Company.

         Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance in accordance with the terms of the applicable Plan, and upon compliance with applicable securities laws, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ Proskauer Rose LLP
                                                    Proskauer Rose LLP